                                                                    Exhibit 23.2

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-93850 and 333-37685), on Post-Effective Amendment No. 1 on Form S-8 to Form S-4 (No.333-23221) and on Form S-8 (Nos. 33-86840 and 333-69503) of Washington
Mutual, Inc. of our report dated January 22, 1997, except as to Note 28, which is as of March 7, 1997, relating to the consolidated financial statements of Great Western Financial Corporation, which appears on page 69 of this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
March 17, 1999